Exhibit 10.3

TERMINATION OF

ADVISORY AGREEMENT

This TERMINATION OF ADVISORY AGREEMENT (this “Termination”) is made as of November 7, 2006 by and among Innophos Holdings, Inc., a Delaware corporation (“Holdings”), Innophos, Inc., a Delaware corporation (the “Company”) and Bain Capital LLC (“Bain”). The Company, Holdings and Bain are collectively referred to herein as the “Parties.” Except as otherwise indicated herein, capitalized terms used herein have the respective meanings given such terms in the Advisory Agreement.

WHEREAS, the Company, Holdings and Bain Capital, LLC entered into that certain Advisory Agreement dated as of August 13, 2004 (as amended, the “Advisory Agreement”);

WHEREAS, Bain Capital, LLC assigned its rights and obligations under the Advisory Agreement to Bain Capital Partners, LLC on June 6, 2006;

WHEREAS, Holdings desires to terminate the Advisory Agreement in connection with the registration of its equity securities under the Securities Act of 1933, as amended (the “IPO”);

WHEREAS, pursuant to Section 3(a) of the Advisory Agreement, in the event that the Advisory Agreement is terminated in connection with an IPO, Bain shall be entitled to receive an amount (the “Termination Fee”) equal to the sum of the present values of all Advisory Fee Installments that are payable from and including the date of any termination through the end of the Term, each discounted at the Applicable Federal Rate for short-term obligations at the time of such termination.

NOW, THEREFORE, the Parties agree as follows:

1.	Termination Fee Value. The Parties hereby acknowledge and agree that the value of the Termination Fee as of the date hereof is $13,221,246.17.

2.	Termination of Advisory Agreement. Subject to receipt by Bain of the Termination Fee, the Parties hereby agree to terminate the Advisory Agreement in its entirety effective as of the date hereof such that at such time it shall be of no further force or effect and, at such time, all rights and obligations thereunder shall cease.

3.	Miscellaneous. This Termination may be executed in separate counterparts (including by means of telecopied signature pages), each of which will be deemed to be an original and all of which taken together will constitute one and the same Termination. All issues concerning the enforceability, validity and binding effect of this Termination shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provisions or rules (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

INNOPHOS HOLDINGS, INC.

By:	/s/ Randolph E. Gress
Name:
Title:

INNOPHOS, INC.

By:	/s/ Randolph E. Gress
Name:
Title:

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Edward Conard
Name:
Title: